Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of AGR Tools, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2011 as filed with the Securities and Exchange Commission (the "Report"), I, John Kuykendall, in the capacities and on the date indicated below, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 12, 2011

By:        /s/ John Kuykendall
John Kuykendall
Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director